    Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104-7036 o: 206.883.2500 f: 866.974.7329

April 3, 2026

Domo, Inc.
772 East Utah Valley Drive
American Fork, UT 84003

Re:    Registration Statement on Form S-8
Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Domo, Inc., a Delaware corporation, with the Securities and Exchange Commission (the "Commission") on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended, consisting of (i) 2,122,510 shares of Class B common stock reserved for issuance pursuant to the 2018 Equity Incentive Plan and (ii) 636,753 shares of Class B common stock reserved for issuance pursuant to the 2018 Employee Stock Purchase Plan (which plans are collectively referred to herein as the “Plans” and which shares of Class B common stock are collectively referred to herein as the “Shares”). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner described in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement and in any amendments thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation
AUSTIN BOSTON BOULDER BRUSSELS CENTURY CITY HONG KONG LONDON LOS ANGELES NEW YORK PALO ALTO
SALT LAKE CITY SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI WASHINGTON, DC WILMINGTON, DE